Exhibit (c)(9)
Project Shakespeare Discussion Materials March 21, 2011 Confidential Presentation

Summary of Salerio's Proposal Following Salerio's revised bid on March 10, 2011 to acquire Shakespeare for $8.25 per share, Barclays communicated to Salerio the Committee's decision that the floor offer price to enter into a formal process would be $9.00 On March 21, 2011, Salerio submitted an upward revised bid to potentially acquire Shakespeare for $9.00 per share Represents a 36% premium to the March 18, 2011 stock price and remains open for 30 days Subject to customary conditions, including diligence and debt financing In addition, the latest bid is conditioned on a significant portion of management equity rolling over in the transaction Engaged legal and accounting advisors, are prepared to complete diligence in 2 - 3 weeks and reach a definitive agreement within 4 weeks The bid was supported by the 2 unrevised, non-binding, "highly confident" financing letters ("HCLs") from JP Morgan and Bank of America Merrill Lynch that accompanied Salerio's March 10, 2011 bid Both HCLs acknowledged debt financing of approximately $300mm comprised of senior secured credit facilities and/or senior notes, and contained customary financing conditions Conditions included MAE clauses for both the business and the credit markets, satisfactory completion of due diligence and acceptable structure, terms and documentation for the acquisition While typically silent on detailed conditionality of final financing packages, Bank of America Merrill Lynch went further and stipulated several incremental conditions to committed financing: Sponsor equity commitment of at least 30% of the total pro forma capitalization A maximum pro forma Total Debt / EBITDA ratio of 4.0x At least a B and B2 rating from S&P and Moody's, respectively While not commitments, the HCLs confirm that, with some conditionality, financing will be made available to enable a transaction 1

Start Length End LBO Analysis (Board/Conservative) 6.78201794104494 1.4485863563397 8.23060429738464 LBO Analysis (Reviewed) 8.42813880052187 2.0035642461062 10.4317030466281 30-Day 8.46197916666667 1.69239583333333 10.154375 1-Day 8.8125 1.41 10.2225 Premiums Paid LTM EBITDA (Reviewed) 6.15690926353611 2.36757141034836 8.52448067388447 LTM Revenue (Reviewed) 5.18112612348303 3.79100793760107 8.97213406108409 Precedent Transaction Analysis Reviewed 8.74830914011209 2.39386023489088 11.142169375003 Sum of the Parts Board/Conservative 8.71329410446564 2.85612025658869 11.5694143610543 Reviewed 11.689722300996 4.00132769717385 15.6910499981699 Discounted Cash Flow Analysis CY 2012E P/E (Reviewed) 8.15842276003859 3.05940853501447 11.2178312950531 CY 2012E EBITDA (Reviewed) 7.46778887906101 1.51381678558942 8.98160566465042 CY 2012E P/E (Street) 7.48386722475212 2.80645020928204 10.2903174340342 CY 2012E EBITDA (Street) 7.52328988906741 1.52769203809102 9.05098192715843 CY 2011E P/E (Reviewed) 6.12091334692655 1.83627400407796 7.95718735100451 CY 2011E EBITDA (Reviewed) 6.3041293010926 1.10048501451263 7.40461431560523 CY 2011E P/E (Street) 7.36498451070123 2.20949535321037 9.5744798639116 CY 2011E EBITDA (Street) 6.90573533659762 1.22071413330984 8.12644946990745 Comparable Company Analysis Analyst Price Targets 6.34105341199435 3.42852902771021 9.76958243970456 52-Week Range 4.64 3.87 8.51 Despite volatility in the markets since our presentation in late February, the valuation ranges we discussed remain valid Summary Valuation - February 28 Special Committee Presentation Shakespeare Share Price Notes 52-Week Low (8/12/10) and High (4/14/10) Analyst Price Targets discounted at 13.0% cost of equity 4.5x - 5.5x CY2011E EBITDA Targeting 20% to 30% IRR 5.0x 5 year FTM EBITDA exit multiple 0.40x - 0.80x LTM Revenue 25% - 45% premium to 1-day 25% - 50% premium to 30-day ___________________________ Source: FactSet, Bloomberg, Company filings, Wall Street research, IBES consensus estimates and Barclays Capital Investment Banking estimates. Note: Except for current price, market data as of 2/25/11. LBO and Precedent Transactions assume net cash of $79.5mm at 8/27/11 per management guidance. Comparable Company Analysis and Sum of the Parts assume net cash of $71.0mm, projected as the Q2 FY11 balance per management guidance. Price per share discounted to 2/25/11 at a 13.0% cost of capital. 10.0x - 13.0x CY2011E P / E Multiple 3.5% - 4.5% Perpetuity Growth Rate and 12.0% - 14.0% WACC 5.0x - 7.5x LTM EBITDA (1) Street Conservative 4.0x - 5.0x CY2012E EBITDA 8.0x - 11.0x CY2012E P / E Multiple Enterprise SSD, Brazil and RemainCo valued on a standalone basis (1) (1) (1) Offer Price (3/21/11): $9.00 Current Price (3/21/11): $6.78 Price in Feb 28 Presentation (2/25/11): $7.05 2

CY11 Comps Brazil SMOD 9.2 OCZ 37.6 STEC 13.9 MU 13.9 PLXS 12.8 BHE 11.8 SNDK 10.2 2311-tw 9.6 CODE 8.2 AMKR 7.3 SANM 6 BEMA3-BR 8.9 POSI3-BR 7.2 CY11 Comps Brazil SMOD 0.49 STEC 2.14 SNDK 1.33 MU 1.27 OCZ 1.13 CODE 1.04 2311-tw 1 AMKR 0.76 PLXS 0.53 BHE 0.28 SANM 0.23 BEMA3-BR 0.98 POSI3-BR 0.35 CY11 Comps Brazil SMOD 4.4 OCZ 27.5 STEC 8.7 PLXS 7.8 BHE 4.9 SNDK 4.5 2311-tw 4.3 SANM 4.3 CODE 4.3 MU 3.8 AMKR 3.2 POSI3-BR 5.2 BEMA3-BR 4.9 CY11 Comps Brazil SMOD 6.6 OCZ 30.4 PLXS 21.5 MU 16.1 AMKR 12.4 STEC 9.6 2311-tw 8.8 SNDK 7.5 BHE 7.1 CODE 5.7 SANM 5.7 POSI3-BR 7.4 BEMA3-BR 6.3 CY2011 Comparable Trading Metrics ___________________________ Source: FactSet, Company filings, Wall Street research. Market data as of 3/21/11. EV / CY11 Revenue EV / CY11 EBITDA Price / CY11 Earnings EV / CY11 EBITDA - CapEx Shakespeare (Street) Shakespeare (Street) Shakespeare (Street) Shakespeare (Street) 27.5x 30.4x 37.6x Memory/EMS 2/28/11 Median: Brazil 2/28/11 Median: Memory/EMS 3/11/11 Median: Brazil 3/11/11 Median: 3

CY12 Comps Brazil SMOD 7.2 OCZ 12.2 MU 11.7 STEC 11.5 PLXS 10.8 BHE 10.6 SNDK 10 2311-tw 8.9 CODE 7.3 AMKR 6.6 SANM 4.8 BEMA3-BR 7.6 POSI3-BR 5.9 CY12 Comps Brazil SMOD 0.44 STEC 1.75 SNDK 1.18 MU 1.13 CODE 0.97 2311-tw 0.9 OCZ 0.89 AMKR 0.71 PLXS 0.47 BHE 0.26 SANM 0.21 BEMA3-BR 0.95 POSI3-BR 0.31 CY12 Comps Brazil SMOD 3.5 OCZ 10.9 PLXS 6.7 STEC 6.3 SNDK 5 BHE 4.5 CODE 4.4 2311-tw 4 MU 3.5 SANM 3.5 AMKR 2.6 POSI3-BR 4.5 BEMA3-BR 4.4 CY12 Comps Brazil SMOD 4.7 PLXS 14.6 OCZ 11.5 MU 11.5 SNDK 8.6 STEC 6.8 2311-tw 6.3 BHE 6.2 CODE 5.9 AMKR 5.4 SANM 4.5 POSI3-BR 6.1 BEMA3-BR 5.6 CY2012 Comparable Trading Metrics ___________________________ Source: FactSet, Company filings, Wall Street research. Market data as of 3/21/11. EV / CY12 Revenue EV / CY12 EBITDA Price / CY12 Earnings EV / CY12 EBITDA - CapEx Shakespeare (Street) Shakespeare (Street) Shakespeare (Street) Shakespeare (Street) Memory/EMS 2/28/11 Median: Brazil 2/28/11 Median: Memory/EMS 3/11/11 Median: Brazil 3/11/11 Median: 4

Transaction Pricing Matrix Implied Valuation, Premiums and Multiples ($ in millions, except per share amounts) ___________________________ Source: Company filings and Wall Street research. Cash and debt are Q2 FY11 projected ending balances per management guidance. 5

Process Roadmap for Next 30 Days Special Committee review of latest $9.00/share bid from Salerio, including form of consideration, structure, etc. Make go / no-go decision Select list of other serious bidders and reach out to gauge interest and schedule management presentations Request / receive diligence request list from Salerio Prepare for expanded diligence with Salerio and other buyers (management presentations, data room, NDAs, etc.) Salerio drafts definitive agreements Receive draft agreement from Salerio, and prepare document markup to send back Continue with Salerio diligence process (including for lenders) Host other management presentations / engage in preliminary diligence Receive indicative offers from other potential buyers Engage other buyers in detailed diligence and furnish with draft agreement Continue with Salerio diligence process / negotiating definitive agreement Review financing commitments Week 1 Week 2 Week 3 Week 4 Engage with Salerio on diligence and negotiation of definitive agreements, while reaching out to other potential buyers to create competitive tension in the process 3/28/11 Finalize definitive agreements Assess need to extend process to enable other buyers Be ready to: Have Board/Committee meetings Announce transaction Coordinated and scripted communication with employees, customers and suppliers 4/4/11 4/11/11 6

Sponsor Fund Size Relevant Acquisitions and Portfolio Companies Founded: 1984 Total assets: $65bn Founded: 1999 Total assets: $5 bn Founded: 2000 Total assets: $9 bn Founded: 1976 Total assets: $42 bn Founded: 1985 Total assets: $28 bn Founded: 1999 Total assets: $13 bn Founded: 1992 Total assets: $50 bn Select Financial Buyers ___________________________ Source: Company website, FactSet, Capital IQ, Hoover's, OneSource. / Range of serious bidders may be limited to 4-5 parties 7

Potential Strategic Buyers for Shakespeare

($ in millions)

Company	Key Metrics	Strategic Rationale
SanDisk	Market Cap $10,793.1 Enterprise Value 7,603.7 Cash 5,342.7 Debt 2,153.2 EV / CY11 Rev 1.33x EV / CY11 EBITDA 4.5x	+ Complementary product roadmaps + SanDisk in August launched its first product in embedded SSD category + Shakespeare's announced new strategic move into the Flash packaging focusing on Micro SD cards, SD cards, and USBs + Strategic opportunity to leverage Shakespeare's current presence to penetrate Brazil market by offering full manufacturing capability and shorter lead times – Specialized DRAM business not a clear fit
Micron	Market Cap $10,759.2 Enterprise Value 11,932.2 Cash 2,411.0 Debt 3,584.0 EV / CY11 Rev 1.27x EV / CY11 EBITDA 3.8x	+ Expand downstream by further integrating Shakespeare's highly differentiated specialty DRAM capabilities to drive higher margins and top line growth + Synergistic product offering: Shakespeare's XceedIOPS SAS solution currently ships with Micron's MLC Flash components + Opportunity to leverage Shakespeare's presence and relationships with Tier 1 OEMs to cross sell into the Brazil's high growth end markets – High volume focused
Kingston Technology	NA	+ #1 global memory module vendor – opportunity to acquire the closest competitor and further consolidate the market + Shakespeare's dominant position in Brazil provides instant access to highly attractive end markets + Access to Shakespeare's IP and expertise in enterprise-class SSS solutions to complement its consumer/computing SSS offering – Privately held and has not executed M&A historically
Samsung	Market Cap $116,545.7 Enterprise Value 107,495.0 Cash 21,442.4 Debt 12,391.7 EV / CY11 Rev 0.88x EV / CY11 EBITDA 4.6x	+ Expand downstream by further integrating Shakespeare's highly differentiated specialty DRAM capabilities to drive higher margins and top line growth + Developing a new SSD controller in partnership with Seagate - enterprise-class SSD's slated for a "mid-2012" release – Has not historically executed on M&A

Source: FactSet and I/B/E/S consensus estimates. Data as of 3/21/11.

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